Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-102627, No. 333-107990, No. 333-115628, No. 333-117425, No. 333-145004 and No. 333-166830) and on Form S-3 (No. 333-165263) of Plains Exploration & Production Company and the Registration Statement on Form S-4 (No. 333-185747) of Freeport-McMoRan Copper & Gold Inc. of our report dated February 21, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 21, 2013